UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

 INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SEAPORT GLOBAL ACQUISITION CORP.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This communication is being made with respect to the proposed business combination contemplated by the Business Combination Agreement, dated as of May 16, 2021, by and among Seaport Global Acquisition Corp. (“SGAC”), Redwood Intermediate, LLC (“Redbox”) and the other parties thereto. On May 21, 2021, Redbox’s Chief Executive Officer, Galen C. Smith, spoke on TheStreet.com. Below is a copy of the transcript of the TheStreet.com interview, which is being filed herewith as a soliciting material.

TheStreet.com Interview Transcript

Katherine Ross: Redbox is going public via SPAC. The Company was acquired by Seaport Global Acquisition Corp. in a deal that values the Company around $700 million. Joining me is CEO, Galen Smith. Galen – SPAC space is so crowded and has kind of lost the momentum with investors in the market, so why choose to go public via SPAC?

Galen Smith: We think that there is a great opportunity for us to go public this way because it tends to be a much more efficient way to get to market. We think that it is the fastest way for us to accelerate this digital transformation and so even though there is a bit of noise in the SPAC space today, we think that we will be able to continue to move through this and execute this transaction more quickly than going the normal IPO route.

Katherine Ross: And I will say there is no slow down in the streaming wars, so perhaps you’re right on, this might be the perfect time to hit the public markets. How are you guys keeping up with the streaming wars?

Galen Smith: So really the last couple years that we have been private, we have been working on two key things. One is building out our marketing assets, the other is building this digital ecosystem. Today Redbox offers through its many apps across different devices, the ability to do transactional video on demand. That includes this premium video on demand which was released last year at this $20 price point, that studios are leveraging to bring it into the home sooner. And we also in 2020 launched our free live TV service, so you can watch a lot of content for free. We have about 100 channels, as well as on demand content. And really the opportunity that we have here is expanding what we do, building on to our platform to be able to offer subscription video on demand from others. So part of what this brings is our ability to add that feature and function so that our consumers have a one stop shop to be able to access all of their streaming needs.

Katherine Ross: Well anecdotally, I have to say that there was a couple weeks ago that I wanted to watch a Fast and Furious movie and I compared the prices from your mobile app to Amazon, and it was actually cheaper for me to rent it via Redbox than it was for Amazon. So I’m wondering, that is not something that many people know. When they think of Redbox, they think of your iconic kiosks at the grocery stores. So how are you planning to get that word out?

Galen Smith: Yeah so, we still have 40,000 kiosks around the U.S. And what is great about having that retail footprint is we are able to tell consumers about what we offer. For us, it is always about providing value, convenience to our loyal customer base. And we really do serve this differentiated customer base. It is this value conscious consumer. But we also think that there is an opportunity to lean in further to what we are doing and expand what we are doing from a marketing standpoint. So we’ve got a lot of promotion planned again through this acceleration that comes once we close this transaction and it brings you this incremental capital to the best of the business.

Katherine Ross: Can you explain to me, for those investors who are watching this interview, they might be thinking, well I am seeing a little bit of similarities between Blockbuster and Redbox, even though you guys are more digital. So can you explain to me why you are not going to be a next Blockbuster?

Galen Smith: You know for us, again, we offer this incredible value to consumers. So for $2 or less per night, consumers can get the latest new theatrical releases. That is 1/3 of the cost of a digital transaction. But we also again want to offer this choice. We’ve got 39 million customers in our loyalty program today. But they love earning more. We serve a different customer base than other channels or providing for. So our consumer isn’t necessarily the consumer that has Amazon prime or is using Apple TV. Instead, this is the consumer that is shopping at you know value conscious places, like a Dollar General or a Walmart. So we own that customer base and we think there is continued way, that as they move to digital, right 75% of our customers identify as late adopters of technology. As they move to digital, we will be there to serve them in that ecosystem. So it is a very different proposition than what has been seen. And in fact, if you think about from physical to digital, across every provider, we offer more choice than anyone else.

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Katherine Ross: Well and there is definitely something to be said about the fact that you guys don’t require a subscription because I feel like nowadays the streaming wars conversation has gone into, “aren’t we just paying for cable at this point? We are paying for the exact same just for bundles in different places.” So it is interesting to see that you guys haven’t rolled out a subscription plan.

Galen Smith: We think that opportunity for us and instead of doing our own subscription plan, because it is a very crowded space, we think there is an opportunity that we actually partner with all of these content providers that do have these services, and bring that to our customer base. And you know, it is a little frustrating as a customer to have to go to many different services to try and figure out what you want to watch. So by putting that all in one space, putting that all in one app, we can better serve that customer. And then we think that we can actually augment the value we provide by including other benefits. So we can include things like free nights to kiosk or additional loyalty points. So there is a way for us to really win with this consumer base by providing that through our app as opposed to them having to go to 7 different places. And so you are absolutely right, the re-bundling of subscription services is not any better than what we had before with cable. We think there is an opportunity to do that better, which is what we are building on the go-forward basis.

Katherine Ross: Well I look forward to seeing how you guys develop and congrats on going public.

Galen Smith: Thank you so much. Appreciate the time.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, SGAC intends to file preliminary and definitive proxy statements with the Securities and Exchange Commission (“SEC”). The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of SGAC as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of SGAC and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with SGAC’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about SGAC, Redbox and the proposed business combination. When available, the definitive proxy statement will be mailed to SGAC’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov/ or by directing a request to: SGAC Corp., 360 Madison Avenue, 20th Floor, New York, NY 10017, Attention: Secretary, telephone: (212) 616-7700. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

Participants in the Solicitation

SGAC, Redbox and their respective directors and executive officers may be deemed participants in the solicitation of proxies from SGAC’s stockholders in connection with the business combination. SGAC’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of SGAC in SGAC’s final prospectus filed with the SEC on December 1, 2020 in connection with SGAC’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to SGAC’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that SGAC intends to file with the SEC.

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No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This communication includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this communication, regarding SGAC’s proposed business combination with Redbox, SGAC’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the respective management of SGAC and Redbox and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of SGAC or Redbox. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of SGAC or Redbox is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to Redbox; the amount of redemption requests made by SGAC’s stockholders; the overall level of consumer demand for Redbox’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of Redbox’s customers; Redbox’s ability to implement its business and growth strategy; changes in governmental regulation, Redbox’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Redbox’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response, and as a result of the proposed transaction; Redbox’s ability to retain and expand customer relationships; competitive pressures from many sources, including those using other distribution channels, having more experience, larger or more appealing inventory, better financing, and better relationships with those in the physical and streaming movie and television industries; developments in the home video distribution market as newer technologies and distribution channels compete for market share, and Redbox experiences a secular decline in the physical rental market; the impact of decreased quantity and quality of movie content availability for physical and digital distribution due to changes in quantity of new releases by studios, movie content failing to appeal to consumers’ tastes, increased focus on digital sales and rentals, and other general industry-related factors; the termination, non-renewal or renegotiation on materially adverse terms of Redbox’s contracts or relationships with one or more of its significant retailers or studios; Redbox’s inability to obtain licenses to digital movie or television content for home entertainment viewing; Redbox’s reliance upon a number of partners to make its digital service available on their devices; unforeseen costs and potential liability in connection with content Redbox acquires, produces, licenses and/or distributes through its service; the impact of the COVID-19 pandemic on Redbox’s business, results of operations and financial condition, its suppliers and customers and on the global economy; the impact that global climate change trends may have on Redbox and its suppliers and customers; Redbox’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, SGAC’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks.

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More information on potential factors that could affect SGAC’s or Redbox’s financial results is included from time to time in SGAC’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the preliminary and the definitive proxy statements that SGAC intends to file with the SEC in connection with SGAC’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or SGAC’s or Redbox’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither SGAC nor Redbox presently know, or that SGAC and Redbox currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SGAC’s and Redbox’s expectations, plans or forecasts of future events and views as of the date of this communication. SGAC and Redbox anticipate that subsequent events and developments will cause their assessments to change. However, while SGAC and Redbox may elect to update these forward-looking statements at some point in the future, SGAC and Redbox specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing SGAC’s or Redbox’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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